EXHIBIT 99.1.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 6, 2006, is between Gary M. Small, an individual (“Employee”), and SKY FINANCIAL GROUP, INC., an Ohio corporation (the “Company”).

R E C I T A L S :

A. The Company is in the business of providing financial, banking, insurance and trust services to individuals and companies (the “Business”);

B. The Company desires to offer employment to Employee and Employee desires to accept employment with the Company under the terms and conditions as set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, Employee and the Company hereby agree as follows:

1.	Definitions. The following terms, when capitalized, shall have the meanings set forth below:

“Business” shall have the meaning provided in the Recitals to this Agreement.

“Company Business” shall mean the Business and all other businesses in which the Company or any of its commercial bank, trust or insurance agency affiliates is engaged at the time of any termination of Employee’s employment and in which Employee participated or was otherwise involved during the last year of Employee’s employment with the Company.

“Cause” shall mean (a) the commission by Employee of an act or series of acts intended to cause and which results in material damage to the Company’s property, operations or business prospects; or (b) Employee’s gross misconduct, fraud, misappropriation of funds, or commission of a felony; or (c) Employee’s willful failure to perform his/her duties or the lawful and ethical directions given to him/her as provided in Section 3 of this Agreement, which failure has not been cured in all material respects within twenty (20) days after the Company gives written notice thereof to Employee; or (d) Employee’s material breach of any provision of this Agreement, which breach has not been cured in all material respects within twenty (20) days after the Company gives written notice thereof to Employee.

“Change in Control” shall mean (a) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction, unless immediately following such transaction: (i) more than sixty percent (60%) of the total voting power of (x) the company resulting from such transaction or (y) if applicable, the ultimate parent company thereof, is represented by voting securities that were outstanding immediately prior to such transaction (or, if applicable, is represented by shares into which such Company voting securities were converted pursuant to such transaction; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company resulting from such transaction or the parent thereof is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Company resulting from such transaction or the parent thereof; and (iii) at least fifty percent (50%) of the members of the board of directors of the Company resulting from such transaction or the parent thereof following the consummation of the transaction were directors of the Company at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such transaction; or (b) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets or deposits.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than twenty-five percent (25%) of the Company voting securities as a result of the acquisition of Company voting securities by the Company which reduces the number of Company voting securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of outstanding Company voting securities beneficially owned by such person, a Change in Control of the Company shall then occur.

“Confidential Information” shall mean information that is not part of the public domain, and includes, but is not limited to, sales and marketing information, customer account records, training and operations materials and memoranda, personnel records, pricing and financial information relating to the business, accounts, customers, employees and affairs of the Company or any of its affiliates; any other similar information; and any and all other information that may be marked “Confidential” by the Company. All inventions, discoveries, techniques, technologies, methodologies, software, improvements, and other similar works developed, conceived or created by Employee, either alone or in conjunction with others, during Employees’ employment with the Company shall be considered “Confidential Information”.

“Covered Capacity” shall mean as an employee, or as agent, representative, broker, officer, director, principal, creditor, shareholder, partner, other owner, joint venturer, consultant or advisor (but excluding the ownership of publicly traded securities where such ownership represents less than 1% of such securities outstanding).

“Disability” shall mean that Employee is disabled so as to be unable to perform his/her material duties hereunder as established pursuant to the short term and long term disability policies of the Company in effect from time to time.

“Earned Salary” shall mean base salary earned, but unpaid, for services rendered to the Company by Employee prior to the date of a termination.

“Good Reason” shall mean any of the following: (a) a material diminution of the duties, authority, responsibility level, or employment position of Employee as described in Section 3; (b) a reduction, in Employee’s Base Salary from the amount specified in Section 4 hereof; (c) a material reduction of more than ten percent (10%) in Employee’s target incentive compensation as set forth in Section 4 hereof, except in the event that such reduction applies uniformly to all other employees with positions at the same level within the Company as that of the position of Employee; (d) any change in the Employee’s principal place of work which would increase Employee’s commute by 35 miles or more from the Employee’s current principal place of work, or (e) a material breach by the Company of its obligations under this Agreement. “Good Reason” shall not be effective until the expiration of ten (10) business days following written notice to the Company of Employee’s grounds for claiming “Good Reason.” Any action or inaction, which is remedied by the Company within ten (10) business days following such written notice, shall not constitute “Good Reason.”

“Noncompetition Period” shall mean the period of time consisting of (a) the term of Employee’s employment with the Company and (b) a period of eighteen (18) months following the termination of Employee’s employment for any reason.

“Territory” shall mean the geographic markets within the United States where the Company has, during the term of Employee’s employment with the Company, either (a) conducted the Company Business at any time during the twelve months immediately preceding the effective date of the termination of Employee’s employment for any reason, or (b) approved a business plan to conduct the Company Business; provided, however, that in the event of the acquisition or merger of the Company wherein the Company is not the survivor thereof, “Territory” shall be limited to the “Territory” of the Company immediately prior to the acquisition or merger.

“Vested Benefits” shall mean vested benefits under, and payable in accordance with the terms of, the Company’s employee benefit plans as they may exist from time to time (excluding, however, any Severance Payments described in Section 6 hereof).

2. Employment. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, as its Executive Vice President/Community Banking. Employee shall be employed by the Company on an “at-will” basis, commencing as of the effective date of this Agreement and continuing for such time as the Company is in need of, or desirous of, the services of Employee. It is expressly understood and agreed that Employee may leave the Company, or the Company may require that the Employee leave the Company, for any reason, or for no reason at all, and at any time.

In the event of Employee’s resignation or voluntary termination without Good Reason, Employee shall provide the Company with thirty days advance written notice of such termination, and cooperate fully with the Company in the orderly transition of his/her duties and responsibilities. In the event of the Company’s termination of Employee for Cause, the Company shall provide Employee with ten days advance written notice of such termination. Employee shall cooperate fully with the Company in the orderly transition of his/her duties and responsibilities during this time.

The provisions of Section 6 of this Agreement shall control in all other situations of termination of Employee’s employment.

3. Duties. Employee hereby agrees to perform such duties as are customarily associated with and incidental to the position described in Section 2 and as may be assigned to him/her from time to time by the employees of the Company to whom Employee is responsible.

(a)	Employee shall devote substantially all his/her full business time and efforts to the business and interest of the Company.

(b)	During the term of this Agreement, Employee shall not engage in any activity that would be inconsistent with such duties or with the objectives and business of the Company and shall diligently perform his/her obligations and discharge his/her duties under this Agreement.

(c)	If Employee desires to participate in any outside business, he/she shall disclose his/her interest in writing to the Company, and shall refrain from such participation until Employee obtains the written consent of the Company’s General Counsel, which shall not be unreasonably withheld or delayed. It shall not be considered a violation of the foregoing for the Employee to serve on professional, civic or charitable boards or committees, so long as such activities are disclosed to the Company, and, in the reasonable discretion of the Company’s General Counsel from time-to-time, do not interfere with the performance of the Employee’s duties for the Company.

(d)	Employee acknowledges the receipt of the Company’s Employee Manual, Code of Ethics and Stock Trading Policy, the terms of which Employee understands and agrees to be bound. Employee shall adhere to all other written policies, rules and regulations established by the Company from time to time.

4. Compensation.

(a)	Base Salary. The Company shall pay to Employee a Base Salary of no less than the greater of: (i) $200,000.00 per year, or (ii) the Base Salary paid to Employee for the prior year. Such payments shall be made in accordance with the Company’s customary practices for the payment of salaries to senior officers. Employee’s Base Salary hereunder shall be reviewed at least annually and in accordance with normal compensation review practices of the Company for employees with positions similar to the position of Employee hereunder. All payments made to Employee pursuant to this Section 4 shall be subject to withholding of applicable federal, state and local taxes.

(b)	Incentive Compensation. Employee shall be entitled to participate, to the same extent as other similarly situated officers of the Company, in such short-term and long-term incentive compensation plans as may be enacted by the Company from time-to-time.

(c)	Perquisites. Employee shall be entitled to receive such perquisites as the Company may establish from time to time, which are commensurate with his/her position and which are at least comparable to those received by other similarly situated officers of the Company.

5. Benefits. While Employee is employed pursuant to this Agreement, Employee shall be entitled to benefits from the Company which are substantially comparable to the benefits which may be provided from time to time to other full-time employees of the Company with positions similar to the position of Employee hereunder.

6. Severance Payment. If the Company terminates Employee’s employment with the Company for any reason other than for Cause, or other than as a result of Employee’s death or Disability, or if Employee terminates Employee’s employment with the Company for Good Reason, then contingent upon the Company and Employee’s execution of a mutual General Release Agreement, which shall be in a form mutually satisfactory to the Company and Employee, the Company shall:

(a)	continue to pay Employee the per annum rate of Base Salary in effect for Employee on the date of such termination for a period of eighteen (18) months thereafter, or, in the event of such termination within six (6) months following a Change in Control, a lump sum amount equal to the product of two and ninety nine one-hundredths (2.99) and the per annum rate of Base Salary in effect for Employee on the date of such termination, payable within thirty (30) days following such termination;

(b)	pay to Employee such bonus compensation under the Company’s short-term incentive plan, if any, that is in proportion to the number of days Employee was employed in the fiscal year for which the bonus is calculated and paid, payable at the time such bonus is paid generally under the plan;

(c)	pay to Employee a lump sum amount equal to the Employee’s annual “target” amount under the Company’s short-term incentive plan in effect as of the date of termination, or in the event of such termination within six (6) months of a Change in Control, a lump sum amount equal to the product of two and ninety nine one-hundredths (2.99) times the “target” amount under the Company’s most current short-term annual cash incentive plan, payable within thirty (30) days following such termination;

(d)	obtain outplacement services, at a provider of Employee’s choice, for Employee, at the Executive II level, until such time as Employee has secured new comparable full-time employment; provided, however, that in no event shall the costs of such services exceed $25,000;

(e)	continue Employee’s medical, dental, and life insurance benefits (at levels reflecting Employee’s existing dependent elections) throughout the duration of the period set forth in Section 6(a) of this Agreement; provided, however, that all such benefits continuation shall cease upon the date Employee begins new full-time employment; and

(f)	forgive any and all repayment of any sign-on bonus and relocation assistance granted to Employee upon his/her initial employment.

In the event that:

(x)	the Company terminates Employee’s employment with the Company for Cause;

(y)	Employee voluntarily terminates his/her employment with the Company (other than for Good Reason); or

(z)	Employee’s employment with the Company is terminated due to Death or Disability,

the Company shall not be obligated to make any severance payments or bonus payments to Employee under this Section 6, and Employee shall only be entitled to receive payment of his/her Earned Salary and Vested Benefits up to and including the date of any such termination.

Upon the payments of the aforesaid sums by the Company, all of the Company’s obligations to make any further payments to Employee pursuant to this Agreement shall be terminated. The foregoing provisions of this Section 6 set forth the sole liability and obligation of the Company in the event of a termination, other than any obligations of the Company that may be required by law with respect to employee benefit plans (e.g., COBRA requirements).

7. Noncompetition. During the Noncompetition Period, Employee shall not engage in a Covered Capacity with any financial or banking association, or any other firm, corporation, partnership, limited liability company, unincorporated association or other entity, in any or all of the following activities:

(a) conducting business activity for any financial, banking, insurance or trust association in the Territory, which entity competes with any Company Business; or

(b) soliciting business from any customers, clients or business patrons of the Company Business who were customers, clients or business patrons of the Company Business at the time Employee’s employment with the Company was terminated; or

(c) soliciting, persuading or attempting to persuade, any employee of the Company to terminate his/her service with the Company; or

(d) willfully and knowingly assisting any other person, firm, partnership, limited liability company, corporation, or unincorporated association to employ or retain, any person who had been employed by the Company during the Noncompetition Period.

8. Confidential Information. Employee shall not use, reveal, divulge or disclose, or permit or assist any other person, firm, partnership, limited liability company, corporation, or unincorporated association to use, any Confidential Information. Notwithstanding the foregoing, Employee shall not be subject to the restrictions set forth in this Section 8 with respect to information which:

(a)	becomes generally available to the public other than as a result of disclosure by Employee or his/her agents or representatives;

(b)	becomes available to Employee on a non-confidential basis from a source other than the Company or its agents, provided that such source lawfully obtained such information and is not bound by a confidentiality obligation not to disclose such information; or

(c)	is required to be disclosed by law.

Upon termination of Employee’s employment, Employee shall return to the Company all property of the Company, its parent and subsidiaries, of which he/she has possession, including copies of Confidential Information, data, records, management studies, and any work product created by Employee during his/her employment. Except as may be agreed upon in writing with the Company’s CEO, Employee shall keep no copies of any Confidential Information, data, records, or work product generated by Employee or others. Upon termination of employment, Employee shall further return to the Company all physical property of the Company, its parent or subsidiaries, of which he/she has possession, including computers, furnishings, telecommunications equipment, and other similar property. The provisions of this Section 8 shall survive and remain in full force and effect, throughout the Noncompetition Period regardless of any termination of this Agreement and the termination of Employee’s employment with the Company for any reason.

9. Remedies. Employee acknowledges and agrees that the Company would suffer irreparable harm from a breach by Employee of the restrictive covenants set forth in Section 7 or Section 8. Therefore, in the event of the actual or threatened breach by Employee under Section 7 or Section 8, the Company may, in addition and supplementary to any other rights and remedies existing in its favor (including, without limitation, its right to terminate Employee’s employment), bypass the arbitration provisions set forth in Section 10 of this Agreement, and immediately apply to any court of law or equity of competent jurisdiction for specific performance or injunctive or other relief in order to enforce or prevent any violation of the provisions of Section 7 or Section 8. Employee agrees not to raise the defense of an adequate remedy at law in any such proceeding. Employee agrees that the existence of any claim or cause of action by Employee against the Company, whether predicated upon this Agreement or any other contract, shall not constitute a defense to the enforcement by the Company of the provisions of Section 7 or Section 8. In addition to the remedies described in this Section 9, in the event of the actual or threatened breach by Employee under Section 7 or Section 8, the Company shall be entitled to withhold any remaining severance payable pursuant to Section 6 hereof.

10. Arbitration of Disputes. Subject to the provisions of Section 9 of this Agreement, the parties agree that any controversy or claim arising out of or relating to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, which the parties hereto are unable to resolve, shall be finally resolved and settled exclusively by arbitration in the city in which the Company’s headquarters is located.

A single arbitrator, mutually agreeable to both parties and sufficiently competent to determine the matter in question, shall be selected through the following process of elimination: (1) Each party shall propose up to five prospective arbitrators, and within ten business days of the demand for arbitration, exchange copies of each potential arbitrator’s CV and statement of past relevant arbitration experience. (2) Within five business days after the exchange of information, each party shall provide to the other a list of those names agreeable for consideration as the arbitrator. (3) One list shall be compiled containing the names that were agreeable to both parties. (4) Each party shall take turns striking a name from that list, with the Employee having the first strike. (5) The name that remains on the list shall be the arbitrator. (6) If the parties cannot agree upon an arbitrator out of the panel, then each party shall choose its own independent representative and those independent representatives shall in turn choose the single arbitrator within thirty days of the date of the selection of the first independent representative. The arbitrator selected by the independent representatives need not be an individual previously recommended by either party.

The American Arbitration Association’s Commercial Arbitration Rules shall govern the conduct of the arbitration proceeding, except for the selection of the arbitrator, which shall be as set forth above. The substantive laws of the State of Ohio shall control. Each party recognizes and consents to the jurisdiction over each of them by the courts of the state of Ohio.

Any fees charged by an arbitrator or panel of arbitrators shall be borne equally by the parties. The award of the arbitrator shall be binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

11. Notice. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar service) or three (3) business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

If to Employee:	Gary M. Small
19810 Shaker Boulevard
Shaker Heights, Ohio 44122

If to the Company:	Sky Financial Group, Inc.
221 South Church Street
Bowling Green, Ohio 43402
Attn: W. Granger Souder, Jr.

12. Reformation; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision shall be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law. In the event that any such provision of this Agreement cannot be reformed, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

13. Binding Effect; Waiver. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Employee, his/her heirs, executors, administrators, and other legal representatives and shall be binding on and inure to the benefit of the Company, its affiliates, successors or assigns. The failure of the Company at any time or from time to time to require performance of any of Employee’s obligations under this Agreement shall in no manner affect the Company’s right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any subsequent or prior breach.

14. Entire Agreement. This Agreement constitutes the entire agreement and understanding between Employee and the Company with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof.

15. Amendment. No amendment, modification, or waiver of any provision of this Agreement, or consent to any departure by Employee therefrom, shall be effective unless the same shall be in writing and signed by the parties hereto.

16. Assignment. This Agreement is for personal services to be performed by Employee and may not be assigned or transferred by Employee, or the obligations of Employee performed by any other party. All of the rights and obligations of the Company under this Agreement are fully assignable and transferable by the Company to a successor by merger or otherwise by operation of law.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this instrument as of the date first above written.

EMPLOYEE:

/s/ Gary M. Small
Gary M. Small

THE COMPANY:

Sky Financial Group, Inc.

By:	/s/ Marty E. Adams
Name:	Marty E. Adams
Title:	Chairman, President and CEO